Exhibit 10.7

(MULTICURRENCY-CROSS BORDER)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of 22 September 2006

          AUSTRALIA AND NEW                      PERPETUAL LIMITED                  ME PORTFOLIO
           ZEALAND BANKING             ABN: 86 000 431 827 IN ITS CAPACITY AS        MANAGEMENT
  GROUP LIMITED, ABN: 11 005 357 522     TRUSTEE OF THE SECURITISATION FUND           LIMITED
             ("PARTY A")                            ("PARTY B")                 ABN: 79 005 964 134
                                                                                      ("MANAGER")


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1 INTERPRETATION

      (a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

      (b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

      (c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2 OBLIGATIONS

      (a) GENERAL CONDITIONS.

            (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

            (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

            (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

       Copyright (C) 1992 by International Swap Dealers Association, Inc.

      (b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

      (c) NETTING. If on any date amounts would otherwise be payable:-

            (i) in the same currency; and

            (ii) in respect of the same Transaction,

      by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

      The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

      (d) DEDUCTION OR WITHHOLDING FOR TAX.

            (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not he required to be paid but for:-

                        (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or


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

                        (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

            (ii) LIABILITY. If:-

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

      (e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3 REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

      (a) BASIC REPRESENTATIONS.

            (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

            (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

            (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government


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            applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

            (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

            (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

      (b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

      (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

      (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

      (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

      (f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4 AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

      (a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

            (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

            (ii) any other documents specified in the Schedule or any Confirmation; and

            (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand),


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

            with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

      (b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

      (c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

      (d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

      (e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5 EVENTS OF DEFAULT AND TERMINATION EVENTS

      (a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

            (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

            (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

            (iii) CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and


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

                  effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

            (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

            (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

            (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or
            (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

            (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or


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                  (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

            (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

      (b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

            (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

            (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered


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

            into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

            (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
            Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

            (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in
            Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

            (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

      (c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6 EARLY TERMINATION

      (a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).


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      (b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

            (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

            (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under
            Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under
            Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

            If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

            Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

            (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

            (iv) RIGHT TO TERMINATE. If:-

                  (1) a transfer under Section 6(b)(ii) or an agreement under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

      (c) EFFECT OF DESIGNATION.

            (i) If notice designating an Early Termination Date is given under
            Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

            (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to
            Section 6(e).

      (d) CALCULATIONS.

            (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and
            (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

            (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

      (e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

            (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected Parties:-

                        (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and
                        (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                        (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

            (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this
            Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

            (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7 TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

      (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

      (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8 CONTRACTUAL CURRENCY

      (a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

      (b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

      (c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

      (d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9 MISCELLANEOUS

      (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

      (b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

      (c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

      (d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

      (e) COUNTERPARTS AND CONFIRMATIONS.

            (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

            (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

      (f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

      (g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10 OFFICES; MULTIBRANCH PARTIES

      (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

      (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

      (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11 EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12 NOTICES

      (a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

            (i) if in writing and delivered in person or by courier, on the date it is delivered;

            (ii) if sent by telex, on the date the recipient's answerback is received;

            (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

            (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

            (v) if sent by electronic messaging system, on the date that electronic message is received,

      unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

      (b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13 GOVERNING LAW AND JURISDICTION

      (a) GOVERNING LAW. This Agreement will he governed by and construed in accordance with the law specified in the Schedule.

      (b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

            (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the

            State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

            (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

      Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

      (c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in
      Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

      (d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14 DEFINITIONS

As used in this Agreement:-

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:-

      (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

      (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

      (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

      (d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place
where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

      (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

      (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


SIGNED FOR AND ON BEHALF OF AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED BY:


  /s/ Stephen Toohey
------------------------------------------------
(Signature)

  Stephen Toohey
------------------------------------------------
  (Name (please print))

  Head of Legal
  Markets and Corporate
  & Structured Finance
------------------------------------------------
  (Title)

  Date: 18 September 2006
------------------------------------------------


EXECUTED BY PERPETUAL LIMITED BY:


  /s/ Jennifer Wu
------------------------------------------------
(Signature)

  Jennifer Wu
------------------------------------------------
  (Name (please print))

  Date: 22 September 2006
------------------------------------------------


EXECUTED BY ME PORTFOLIO MANAGEMENT LIMITED BY:

  /s/ N. Vamvakas                           /s/ Paul Garvey
-----------------------------------       --------------------------------------
(Signature)                               (Signature)


  N. Vamvakas                                Paul Garvey
-----------------------------------       --------------------------------------
  (Name (please print))                     (Name (please print))


  Date: 20 September 2006
-----------------------------------

                                    SCHEDULE
                                     TO THE
            MASTER AGREEMENT (1992 ISDA MULTI-CURRENCY CROSS BORDER)


                          DATED AS OF 22 September 2006


                                     BETWEEN


       AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED ABN 11 005 357 522

                                   ("PARTY A")


                                       AND


                      PERPETUAL LIMITED ABN 86 000 431 827

              in its capacity as trustee of the Securitisation Fund

                                   ("PARTY B")


                                       AND


               ME PORTFOLIO MANAGEMENT LIMITED ABN 79 005 964 134

              in its capacity as manager of the Securitisation Fund

                                   ("MANAGER")


PART 1.  TERMINATION PROVISIONS

(a)   "Specified Entity" means:

      (i)   in relation to Party A for the purposes of:

            Section 5(a)(v):          Nil

            Section 5(a)(vi):         Nil

            Section 5(a)(vii):        Nil

            Section 5(b)(iv):         Nil

      and

      (ii)  in relation to Party B for the purposes of:

                  Section 5(a)(v):          Nil

                  Section 5(a)(vi):         Nil

                  Section 5(a)(vii):        Nil

                  Section 5(b)(iv):         Nil

(b)   "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c)   The following provisions of Section 5 will not apply to Party A or Party
      B:

      (i)   Section 5(a)(ii)

            Section 5(a)(iii)

            Section 5(a)(iv)

            Section 5(a)(v)

            Section 5(a)(vi)

            Section 5(a)(viii)

            Section 5(b)(iii)

            Section 5(b)(iv)

      (ii) Section 5(b)(ii) will not apply to Party A as the Affected Party (subject to Part 1(n)(iii) of this Schedule).

(d)   EVENT OF DEFAULT. Delete Section 5(a)(i) and insert instead:

      "(i) FAILURE TO PAY OR DELIVER: Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or Section 2(e) required to be made by it if such failure is not remedied at or before 10.00am on the tenth Local Business Day after notice of such failure is given to the party;".

(e)   The "BANKRUPTCY" provisions of Section 5(a)(vii) are replaced by:

      "An Insolvency Event (as defined in the Security Trust Deed) has occurred in respect of Party A (which will be the Defaulting Party) or Party B (which will be the Defaulting Party)".

      However the parties agree for the purposes of this Agreement that the occurrence of an Insolvency Event (as defined in the Security Trust Deed) in respect of Party B will not constitute an Event of Default provided that:

      (i) within 30 days of that occurrence, Party A, Party B and the Manager are able to procure the novation of this Agreement and all Transactions under this Agreement to a third party;

      (ii) the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of the Notes; and

      (iii) Party A, Party B and the Manager agree to execute a novation agreement in a form agreed between the parties.

      For the avoidance of doubt, the occurrence of an Insolvency Event in respect of Party B in its personal capacity shall not constitute an Event of Default.

(f) "AUTOMATIC EARLY TERMINATION". The provisions of Section 6(a) will not apply to Party A nor to Party B.

(g)   PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(h)   "TERMINATION CURRENCY" means Australian Dollars.

(i) ADDITIONAL TERMINATION EVENT will apply. The following shall constitute an Additional Termination Event:

      (i) Party B becomes obliged to make a withholding or deduction in respect of any Notes and the Notes are redeemed as a result (in which case Party B shall be the Affected Party).

      (ii) An Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee has declared, in accordance with the Security Trust Deed, the Notes immediately due and payable (in which case, Party B is the Affected Party).

      (iii) Party A fails to comply with the requirements of Part 5(t) of this Schedule (in which case Party A shall be the Affected Party).

      (iv) Party A fails to comply with the requirements of Part 5(x) of this Schedule (in which case Party A shall be the Affected Party).

(j) NOTICE TO TERMINATE. Section 6 is amended by replacing "20 days" in line 3 with "5 Local Business Days".

(k) TRANSFER TO AVOID TERMINATION EVENT. In Section 6(b)(ii), after the words "another of its Offices or Affiliates" on the seventh line add "(in respect of which the Designated Rating Agencies confirm that the transfer will not cause a reduction or withdrawal of the ratings for the Notes, if any)".

(l)   EARLY TERMINATION. In Section 6:

      (i)   add the following sentence at the end of the first paragraph of
            Section 6(b)(ii):

            "However, if Party B is the Affected Party, then Party B will only be obliged to make such efforts to effect a transfer in accordance with this Section 6(b)(ii) as it is able to make by application of funds available for such application in accordance with the provisions of the Master Trust Deed" and the Supplementary Bond Terms Notice.

      (ii)  add the following sentence at the end of the second paragraph of
            Section 6(b)(ii):

            "so long as the transfer in respect of that Transaction would not lead to a rating downgrade, or rating withdrawal, of any rated debt of Party B that is secured under the Security Trust Deed. However, if Party A is that other party it must, if so requested by Party B, use reasonable efforts to make such a transfer to an Affiliate (as that expression is defined in Section 14) at the expense of Party B in its capacity as trustee of the Securitisation Fund and such expense will be an expense of the Securitisation Fund.";

      (iii) add the following sentence at the end of the last paragraph of
            Section 6(b)(ii):

            "However, consent may be withheld if the other party considers that its credit exposure to the transferor would be adversely affected by the transfer."

(m)   NO SET OFF. Delete the last sentence of the first paragraph in Section
      6(e).

(n)   RESTRICTED TERMINATION RIGHTS. Add a new Section 6(aa) as follows:

      "(aa) RESTRICTED TERMINATION RIGHTS

      (i) TERMINATION BY PARTY B. Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee (if applicable).

      (ii) CONSULTATION. Each Party may only designate an Early Termination Date following prior consultation with the other Party as to the timing of the Early Termination Date. Subject to its duties under the Master Trust Deed and the Supplementary Bond Terms Notice, Party B may exercise its rights only on the instructions of the Note Trustee (if applicable) and only after consultation between Party A and the Note Trustee (if applicable). Party B may only designate an Early Termination Date at the direction of the Manager.

      (iii) PARTY A'S LIMITED RIGHTS IN RELATION TO TAX EVENT.

            (a) Notwithstanding Part 1(c)(ii) of this Schedule, Party A may designate an Early Termination Date if it is an Affected Party following a Tax Event but only if all Notes will be redeemed at the full amount of the Invested Amount (or if the Noteholders by Extraordinary Resolution have so agreed, at a lesser amount) together with accrued interest to (but excluding) the date of redemption.

            (b) If a Tax Event occurs where Party A is the Affected Party and Party A is unable to transfer all its rights and obligations under this Agreement and each Transaction to an Affiliate pursuant to Section 6(b)(ii), Party A may, at its cost, transfer all its rights, powers and privileges and all its unperformed and future obligations under this Agreement and each Transaction to any person provided that each Designated Rating Agency has confirmed in writing that the transfer will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Notes.

      (iv) TRANSFER WHERE PARTY B DOES NOT GROSS-UP. If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B will use reasonable endeavours to procure the transfer of its obligations under this Agreement in respect of each Affected Transaction to a third party, which is incorporated in another jurisdiction, approved by Party A and the Note Trustee (if applicable) and in respect of which the Designated Rating Agencies confirm that such transfer to such party will not cause a reduction or withdrawal of the rating of the Notes".

PART 2. TAX REPRESENTATIONS

(a)   PAYER REPRESENTATIONS.

      For the purpose of Section 3(e), Party A and Party B each make the representation specified below:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), Section 6(d)(ii) or Section 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representations made by the other party pursuant to Section 3(f),

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or Section 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d),

      provided that it shall not be a breach of this representation where reliance is placed on Part 2(a)(ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   PAYEE TAX REPRESENTATIONS.

      For the purpose of Section 3(f):

      Party A and Party B represents that it is an Australian resident and does not derive the payments under this Agreement in part or whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

PART 3. DOCUMENTS TO BE DELIVERED

For the purposes of Section 4(a)(i) and Section 4(a)(ii), each party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO   FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH DOCUMENT
DELIVER DOCUMENT                                     TO BE DELIVERED

Party A, Party B    Any  document  or  certificate   As   soon   as   reasonably
and the Manager     reasonably     required     or   practicable   following   a
                    reasonably   requested   by  a   request by the other party.
                    party in  connection  with its
                    obligations  to make a payment
                    under  this  Agreement   which
                    would  enable  that  party  to
                    make the payment free from any
                    deduction or  withholding  for
                    or on  account  of  Tax  or as
                    would reduce the rate at which
                    deduction or  withholding  for
                    or  on   account   of  Tax  is
                    applied to that payment.

(b)   Other documents to be delivered are:

PARTY REQUIRED TO   FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH DOCUMENT
DELIVER DOCUMENT                                     TO BE DELIVERED

Party A, Party B    A    list    of     authorised   At the  execution  of  this
and the Manager     signatories  for the party and   Agreement  and   thereafter
                    evidence  satisfactory in form   promptly upon any change in
                    and  substance  to  the  other   authorised  persons or upon
                    party of the  authority of the   request.
                    authorised  signatories of the
                    party    to    execute    this
                    Agreement       and       each
                    Confirmation  on behalf of the
                    party.

Party A             A  copy  of  the  most  recent   Upon reasonable  request by
                    annual  report  of  the  party   Party B or the Manager.
                    containing        consolidated
                    financial          statements,
                    certified    by    independent
                    public     accountants     and
                    prepared  in  accordance  with
                    accounting principles that are
                    generally   accepted   in  the
                    country   which   Party  A  is
                    organised,   and  such   other
                    public information  respecting
                    its  condition or  operations,
                    financial or otherwise, as the
                    other  party  may   reasonably
                    request from time to time.

PARTY REQUIRED TO   FORM/DOCUMENT/CERTIFICATE        DATE BY WHICH  DOCUMENT  TO
DELIVER DOCUMENT                                     BE DELIVERED

Party A The financial data relating to If the Manager notifies Party A required to be Party A that the disclosed by the Manager in significance percentage as the Manager's reasonable computed by the Manager in judgment pursuant to Item accordance with Regulation 1115(b)(1) of Regulation AB. AB is or becomes 10% or greater, in accordance with
                                                     Part 5(x).

Party A The financial statements If the Manager notifies relating to Party A required Party A that the to be disclosed by the Manager significance percentage as in the Manager's reasonable computed by the Manager in judgment pursuant to Item accordance with Regulation 1115(b)(2) of Regulation AB. AB is or becomes 20% or greater, in accordance with
                                                     Part 5(x).

Party A A certificate of an authorised At the execution of this person of Party A certifying Agreement and thereafter that the information provided upon the provision of any by Party A to the Manager for financial data or financial use in a prospectus is true statements as may be
                    and  accurate in all  material   required above.
                    respects.

The Manager         Copies  of  any   reports   or   Upon reasonable  request by
                    accounts   relating   to   the   Party  A  subject   to  not
                    Securitisation   Fund  as  are   being  obliged  to  deliver
                    produced for  distribution  to   any  document  if  to do so
                    Noteholders or presentation to   would  breach  or  infringe
                    the Board of  Directors of the   any law or legally  binding
                    Manager    and   such    other   obligation or restraint
                    information  in the  Manager's
                    control      regarding     the
                    financial     condition    and
                    business   operations  of  the
                    Securitisation Fund as Party A
                    may  reasonably  require  from
                    time to time .

The Manager         A  copy  of the  Master  Trust   The date of this Agreement.
                    Deed  certified  to be a  true
                    copy    by   two    authorised
                    signatories of the Manager.

The Manager         A   copy   of   any   document   Promptly   upon   any  such
                    amending  or varying the terms   document becoming effective
                    of  the   Master   Trust  Deed   in   accordance   with  its
                    certified to be a true copy by   terms.
                    two authorised  signatories of
                    the Manager.

PARTY REQUIRED TO    FORM/DOCUMENT/CERTIFICATE       DATE BY WHICH  DOCUMENT  TO
DELIVER DOCUMENT                                     BE DELIVERED

The Manager         A copy of the Security Trust     5 Local Business Days

                    Deed   and   any    disclosure   prior  to the  date  of the
                    document  relating to Notes in   first    Transaction   made
                    connection       with      the   under this Agreement.
                    Securitisation  Fund certified
                    to  be  a  true  copy  by  two
                    authorised  signatories of the
                    Manager.

The Manager and     Legal  opinion for  Australian   The  date of  issue  of the
Party B             counsel  to  the  Manager  and   Notes
                    Party B and a taxation opinion
                    from    Australian    taxation
                    counsel to the Manager

Each of the documents in Part 3(a) and Part 3(b) of this Schedule are covered by the representation contained in Section 3(d).

PART 4. MISCELLANEOUS

(a)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

      (i)   Address for notices or communications to PARTY A:

            MELBOURNE (HEAD) OFFICE

            Address        ANZ Investment Bank Market Operations

                           Level 12, 530 Collins Street, Melbourne Victoria 3000 Australia

            Attention:     Manager, Derivative Operations

            Telex No:      AA151018

            Answerback:    ANZAT

            Facsimile No:  (613) 9273 1983

            Telephone No:  (613) 9273 1629

            (For all Transactions through that Office or through the Sydney Office and for all notices or other communications pursuant to Sections 5, 6 and 9(b))

      (ii)  Address for notices or communications to PARTY B:

            Address:       Level 12, 123 Pitt Street
                           Sydney NSW 2000

            Attention:     Manager, Securitisation

            Telephone:     (612) 9229 9000

            Facsimile:     (612) 9221 7870

      (iii) Address for notices or communications to the MANAGER:

            Address:       Level 23, 360 Collins Street
                           Melbourne VIC 3000

            Attention:     Settlements Officer

            Telephone:     +61 3 9605 6200

            Facsimile No.  +61 3 9605 6228

(b)   PROCESS AGENT. For the purpose of Section 13(c):

      Party A:            Not Applicable

      Party B:            Not applicable

      The Manager:        Not applicable

(c)   OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(d)   MULTIBRANCH PARTY. For the purposes of Section 10(c):

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)   CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

      (i)   In relation to PARTY A: Nil.

      (ii)  In relation to PARTY B: Security Trust Deed.

(g)   CREDIT SUPPORT PROVIDER. Credit Support Provider means:

      (i)   In relation to PARTY A: Nil.

      (ii)  In relation to PARTY B: Nil.

(h) GOVERNING LAW. This Agreement will be governed by, and construed in accordance with the laws in force in the State of New South Wales and each party submits to the non-exclusive jurisdiction of the courts of that State without reference to choice of law doctrine. Section 13(b)(i) is deleted and replaced with the following:

            "(i) submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them and a reference in
                  Section 13(b)(ii) to "such court" is a reference to those courts".

(i)   NETTING OF PAYMENTS.

      Section 2(c)(ii) will not apply to all Transactions.

(j) "AFFILIATE" will have the meaning specified in Section 14. For the purpose of Section 3(c) each of Party A, Party B and the Manager are deemed not to have any Affiliates.

PART 5. OTHER PROVISIONS

(a)   APPLICATION AND ISDA DEFINITIONS.

      (i) APPLICATION. Every transaction between the parties which is, or is described in its confirmation as being, of the type specified in the table below is a Transaction governed by the terms of this Agreement (and not any other master agreement) and forms part of this Agreement unless the parties expressly agree in writing that this clause is not to apply. This applies whether or not the parties refer to this Agreement or state that the transaction is governed by the terms of any other master agreement when entering into the transaction.

      (ii) ISDA DEFINITIONS. The definitions and provisions contained in the respective ISDA Definitions specified below are incorporated into each Confirmation of a Transaction between the parties which is, or is described in its Confirmation as being, of a type specified below. If there is an inconsistency between those definitions and provisions and any such Confirmation or this Agreement, the Confirmation or this Agreement prevails.

            --------------------------------------------------------------------
            TYPE OF TRANSACTION    ISDA DEFINITIONS
            --------------------------------------------------------------------
            All Transactions       2000 ISDA Definitions, to the extent they are
                                   relevant and not inconsistent with the above
                                   (the "2000 DEFINITIONS")
            --------------------------------------------------------------------

(b)   PAYMENTS. In:

      (i)   Section 2(a)(i) add the following sentence:

            "Each payment will be by way of exchange for the corresponding payment or payments payable by the other party".

      (ii) Section 2(a)(ii) insert immediately after the words "freely transferable funds" the following words:

            ", free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)".

      (iii) Section 2(a) immediately after Section 2(a)(iii) insert new paragraphs (iv) and (v) as follows:

            "(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment and delivery obligations under Section 2(a)(i) and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

            (v)   Where:

                  (1) payments are due pursuant to Section 2(a)(i) by Party A to Party B (the "PARTY A PAYMENT") and by Party B to Party A (the "PARTY B PAYMENT") on the same day; and

                  (2) the Security Trust Deed applicable to Party B's obligations and entitlement referred to in Section 2(a)(v)(1) has become, and remains at that time, enforceable,

                  then Party A's obligation to make the Party A Payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives either:

                  (3)   the Party B Payment; or

                  (4) confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Party B payment and that funds are available to make that payment".

      (iv)  Add the following new sentence to Section 2(b):

            "Each new account so designated must be in the same tax jurisdiction as the original account."

(c) Section 3(a)(v) is modified by adding in the fourth line thereof the words "including without limitation in the case of Party A being an authorised deposit taking institution authorised to carry on banking business in the Commonwealth of Australia, Section 13A(3) of the Banking Act 1959 (Cth) and Section 86 of the Reserve Bank Act 1959 (Cth) or any amending or replacement legislation as may be in effect" after the word "generally".

(d) ADDITIONAL REPRESENTATIONS. In addition to the representations in Section 3, the parties make the following representations:

      (i) RELATIONSHIP BETWEEN PARTIES. Each party will be deemed to represent to the other parties on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

            (a) NON-RELIANCE. It is acting for its own account (or, in the case of Party B, as trustee of the Securitisation Fund), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and in the case of Party B, on the judgment of the Manager, and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (b) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

            (c) STATUS OF PARTIES. The other party is not acting as a fiduciary or an adviser to it in respect of that Transaction.

      (ii) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over or given any charge over any of its rights under this Agreement or any Transaction (other than, in respect of Party B, the Securitisation Fund created pursuant to the Master Trust Deed and the charge given pursuant to the Security Trust Deed).

      (iii) CONTRACTING AS PRINCIPAL. Subject to Section 15, each Transaction has been entered into by that party:

            (a)   in the case of Party A, as principal and not otherwise; and

            (b) in the case of Party B, in its capacity as trustee of the Securitisation Fund and not otherwise.

(e)   ADDITIONAL COVENANT. In Section 4 add a new paragraph as follows:

      "(f) CONTRACTING AS PRINCIPAL. Subject to Section 15, Party A will enter into all Transactions as principal and not otherwise and Party B will enter into each Transaction in its capacity as trustee of the Securitisation Fund constituted under the Master Trust Deed and not otherwise."

(f)   TRANSFER. Section 7 is deleted and replaced with the following:

      "TRANSFER

      (a) Neither the interests nor obligations of either party in or under this Agreement (including any Transaction) are capable of being assigned or transferred (whether at law, in equity or otherwise and whether by way of security or otherwise), charged or the subject of any trust or other fiduciary obligation (other than, in respect of Party B, the trusts and fiduciary obligations created pursuant to the Master Trust Deed and any charge created by the Security Trust
            Deed). Any action by a party which purports to do any of these things is void.

      (b)   Nothing in this Section 7:

            (i) restricts the parties agreeing to a novation of the interests and obligations of a party in or under this Agreement (including any Transaction) including, but not limited to, for the purposes of giving effect to a transfer under Section 6(b)(ii);

            (ii) restricts a transfer by a party or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e);

            (iii) restricts a transfer by a party after the other party has agreed to the variation of this Agreement to the extent necessary to permit such transfer; or

            (iv) restricts a transfer by a Security Trustee pursuant to the exercise of its powers under a Security Trust Deed.

      (c) Unless otherwise agreed by the parties, S&P, Moody's and Fitch Ratings, any transfer or assignment pursuant to this Section 7 must be made to an entity of which each of these rating agencies have confirmed will not result in a reduction or withdrawal of the then rating for any outstanding Notes by each of those Designated Rating Agencies.

      (d) Each party acknowledges that the other party enters into this Agreement and each Transaction on the basis that this Section 7 must be strictly observed and is fundamental to the terms of this Agreement (including each Transaction)."

(g)   AMENDMENT. In Section 9, add at the end of Section 9(b):

      "Any amendment made under this Section 9(b) may only be made after S&P, and Moody's and Fitch Ratings have confirmed in writing that such proposed amendment will not result in a reduction or withdrawal of the then rating of any outstanding Notes by each of those Designated Rating Agencies."

(h)   NOTICES: In Section 12:

      (i)   delete the following words where they appear on lines 2 and 3 of
            Section 12(a):

            "(except that a notice or other communication under Section 5 or Section 6 may not be given by facsimile transmission or electronic messaging system)"; and

      (ii)  delete Section 12(a)(iii) and insert instead:

            "(iii) if sent by facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section unless the recipient notifies the sender within one Local Business Day of the facsimile being sent that the facsimile was not received in its entirety in legible form;".

(i)   DEFINITIONS: In Section 14:

      (i)   Section 14 is renumbered as Section 14(a);

      (ii) delete the definition "Affected Transactions" and insert the following:

            ""AFFECTED TRANSACTIONS" means all Transactions.";

      (iii) insert the following new definitions:

            "COMMISSION" means the United States Securities and Exchange Commission.

            "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

            "MASTER TRUST DEED" means a Master Trust Deed dated 4 July 1994 (as amended and restated) made between the Manager (formerly called Superannuation Members' Home Loans Limited) as manager and Perpetual Limited (formerly called Perpetual Trustees Australia Limited) as trustee, pursuant to which the trust funds, collectively known as the "Superannuation Members' Home Loans Trusts", are constituted, including the Securitisation Fund.

            "RATING AGENCY CONFIRMATION" means, at any time, a confirmation from each Designated Rating Agency that there will not be a downgrade or withdrawal of the rating of any of the Notes at that time.

            "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123 as may be
            amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
            staff of the Commission or as may be provided by the Commission or its staff from time to time.

            "SECURITY TRUST DEED" means the security trust deed dated 17 August 2006 between Party B, the Manager, the Note Trustee and the Security Trustee.

            "SECURITY TRUSTEE" means Perpetual Trustee Company Limited ABN 42 000 001 007, as amended.

            "SIGNIFICANCE PERCENTAGE" has the meaning given to it in Item 1115 of Regulation AB.

            "SUPPLEMENTARY BOND TERMS NOTICE" means the document entitled Supplementary Bond: Terms Notice: SMHL Global Fund No. 9- Class A Notes and Class B Notes dated [O] between the Manager, the Security Trustee, the Note Trustee and Party B.

            "SWAP FINANCIAL DISCLOSURE" means, if the Manager determines reasonably and in good faith that the significance percentage of this Agreement is or has become:

            (a) 10% or more, the information set forth in Item 1115(b)(1) of Regulation AB; or

            (b) 20% or more, the information set forth in Item 1115(b)(2) of Regulation AB.

            "SWAP FINANCIAL DISCLOSURE REQUEST" means a request by the Manager or Party B for Party A to provide the Swap Financial Disclosure pursuant to Part 5(x)(ii) of the Schedule to this Agreement.

            "WILFUL DEFAULT" in relation to Party B means a wilful default of this Agreement by Party B:

            (a)   other than a default which:

                  (i) arises out of a breach of a Transaction Document by a person other than Party B or any person referred to in
                        Section 14(c) in relation to Party B;

                  (ii) arises because some other act or omission is a precondition to the relevant act or omission of Party B, and that other act or omission does not occur;

                  (iii) is in accordance with a lawful court order or direction or is required by law; or

                  (iv) is in accordance with an instruction or direction given to it by any person in circumstances where that person is authorised to do so by any Transaction Document; and

            (b) in circumstances where had it not committed that default it would have been entitled to recoupment, reimbursement or a right of indemnity for its costs and expenses (if any) incurred in complying with the Master Trust Deed or the Security Trust Deed from the Securitisation Fund.

      (iv)  Insert the following new Sections 14(b) and (c) after Section 14(a);

            "(b) Unless otherwise defined herein, terms defined in the Master Trust Deed and the Security Trust Deed have the same meaning where used in this Agreement.

            (c) A reference to the "fraud", "negligence" or "Wilful Default" of Party B means the fraud, negligence or Wilful Default of Party B and of its officers or employees, but not of its agents or delegates, unless Party B is liable for the acts or omissions of such other person under the terms of this Agreement."

      (v) Each of the following expressions has the meaning given to them in the Supplementary Bond Terms Notice:

                  "DESIGNATED RATING AGENCY"

                  "EXTRAORDINARY RESOLUTION"

                  "INVESTED AMOUNT"

                  "NOTES"

                  "NOTEHOLDER"

                  "NOTE TRUSTEE"

      (vi) Where in this Agreement a word or expression is defined by reference to another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by all parties to this Agreement.

(j)   MASTER TRUST DEED AND SECURITY TRUST DEED:

      Party B and the Manager acknowledge and agree that:

      (i) this Agreement and all Transactions under it constitute Secured Documents under the Security Trust Deed;

      (ii)  Party A is a Secured Creditor under the Security Trust Deed;

      (iii) Party B's obligations under this Agreement and each Transaction under it constitute Secured Moneys under the Security Trust Deed; and

      (iv) this Agreement is an "Interest Hedge" and a "Transaction Document" and Party A is an "Interest Hedge Provider" in respect of the Securitisation Fund under the Master Trust Deed.

(k) Party B also represents to Party A the following representations (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

      (i) TRUST VALIDLY CREATED. The Securitisation Fund has been validly created and is in existence at the time a Transaction is entered into in relation to the Securitisation Fund.

      (ii) SOLE TRUSTEE. Party B has been validly appointed as trustee and is presently the sole trustee of the Securitisation Fund.

      (iii) NO PROCEEDINGS TO REMOVE. No notice has been given to Party B, and to Party B's knowledge no resolution has been passed, or direction or notice has been given, removing Party B as trustee of the Securitisation Fund.

      (iv) POWER. Party B has power under the Master Trust Deed to enter into this Agreement and the Security Trust Deed in its capacity as trustee of the Securitisation Fund.

(l) SCOPE OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, if the parties enter into, or have entered into, any Specified Transaction, such Specified Transaction shall be subject to, governed by and construed in accordance with the terms of this Agreement unless the Confirmation relating thereto shall specifically state to the contrary. Each such specified Transaction shall be a Transaction for the purposes of this Agreement.

(m)   PROCEDURES FOR ENTERING INTO TRANSACTIONS.

      CONFIRMATION OF TRANSACTIONS. Transactions shall be created at the moment that the parties agree sufficient particulars for completion of a Confirmation. With respect to each Transaction entered into pursuant to this Agreement between Party A and Party B, Party A shall, on or promptly after the relevant Trade Date, send to Party B care of the Manager a Confirmation confirming that Transaction and the Manager shall on behalf of Party B promptly then confirm the accuracy of or request the correction of such Confirmation. The Manager shall send to Party B a copy of such Confirmation.

(n) INCONSISTENCY. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:

      (i)   a Confirmation;

      (ii)  the Schedule to this Agreement;

      (iii) the other provisions of this Agreement; and

      (iv)  the ISDA Definitions.

(o) FURTHER ASSURANCES. Each party shall, upon request by the other party (the "REQUESTING PARTY") at the expense of the requesting party, perform all such acts and execute all such agreements, assurances and other documents and instruments as the requesting party reasonably requires to assure and confirm the rights and powers afforded, created or intended to be afforded or created, under or in relation to this Agreement and each Transaction or other dealing which occurs under or is contemplated by it.

(p)   Any reference to a:

      (i) "Swap Transaction" in the 2000 Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

      (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" 2000 Definitions.

(q)   CONSENT TO RECORDING.

      Each Party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(r)   CONSENT TO INFORMATION DISCLOSURE.

      Each party hereby consents to the communication and disclosure of all information in respect of this Agreement, the Transactions and all matters incidental hereto and thereto by the other party to (i) any other branches of the other party; and (ii) all government and regulatory authorities as and when required by such government and regulatory authorities.

(s)   CONSOLIDATION OF TRANSACTIONS.

      (i) From time to time the Manager (on behalf of Party B) may, in respect of the Securitisation Fund, request more than one Transaction to be consolidated into one Transaction by notifying Party A of the Transactions to be consolidated and Party A will issue a replacement Confirmation for that one consolidated Transaction in substitution for the original Confirmation for the Transaction.

      (ii) Each such consolidation will be on such terms and conditions as agreed by Party A, Party B and the Manager.

      (iii) Party B and the Manager agree to provide Party A with such financial and other information in relation to the consolidation as Party A reasonably requires.

(t)   RATINGS DOWNGRADE.

      (i) If, as a result of the withdrawal or downgrade of its credit rating by a Designated Rating Agency, Party A does not have any of the following:

            (a)   a long term credit rating of at least A+ by S&P;

            (b)   a short term credit rating of at least A-1 by S&P;

            (c)   a short term credit rating of at least P-1 by Moody's

            (d)   a long term credit rating of at least A2 by Moody's;

            (e)   a short term credit rating of at least F1 by Fitch Ratings; or

            (f)   a long term rating of at least A by Fitch Ratings Ratings; and

            in the case of a downgrade by Fitch Ratings, Moody's or S&P, such a downgrade would, except for this clause adversely affect the rating of the relevant securities, Party A shall:

                  (1) within 30 Local Business Days (or within such greater period as is agreed to in writing by the relevant Designated Rating Agency) of a downgrade of its long term credit rating by S&P to not lower than BBB together with a downgrade of its short term credit rating by S&P to not lower than A-2, or the downgrade of its long term credit rating by Moody's to not lower than A3 with a downgrade of its short term Moody's rating to not lower than P-1 or the downgrade of its long term credit rating by Fitch Ratings to not lower than A together with a downgrade of its short-term credit rating by Fitch Ratings to not lower than F1, comply with Part 5(t)(ii) or Part 5(t)(iii) of this Schedule; or

                  (2) within 10 Local Business Days (or within such greater period as is agreed to in writing by the relevant Designated Rating Agency) of any other such withdrawal or downgrade of Party A's short term or long term credit rating by the relevant Designated Rating Agency not already covered in Part 5(t)(i)(f)(1) of this Schedule, comply with Part 5(t)(ii) or Part 5(t)(iii) of this Schedule provided that Part 5(t)(ii)(a) of this Schedule will not apply where the long term credit rating falls to BBB+ (or less) by Fitch Ratings and the short term credit rating falls to F2 (or less) by Fitch Ratings,

      (ii)

            (a) In respect of each Transaction, lodge cash collateral (the "CASH COLLATERAL") with an Approved Bank to the account of Party B (to be used by Party B solely for the purpose of discharging Party A's obligations under the relevant Transaction) in an amount equivalent to the Cash Collateral Amount as defined in Part 5(t)(iv)(a) of this Schedule. If on the last Local Business Day in any subsequent week during the life of the relevant Transaction the aggregate value of the Cash Collateral lodged pursuant to this Part 5(t)(ii)(a) of this Schedule falls below the required Cash Collateral Amount (such shortfall value hereinafter referred to as the "SHORTFALL"), Party A shall (on demand) provide such further Cash Collateral to Party B equal to the Shortfall. Any interest earned on the Cash Collateral shall accrue to Party A and will constitute additional Cash Collateral lodged by Party A (and must be returned to Party A in accordance with Part 5(t)(ii)(b) and (c) of this Schedule). Party A will pay any costs associated with lodgment of the Cash Collateral.

            (b) If on the last Local Business Day in any week during the life of the relevant Transaction the aggregate value of the Cash Collateral lodged by Party A pursuant to Part 5(t)(ii)(a) of this Schedule (including any interest earned on the Cash Collateral) exceeds the required Cash Collateral Amount (as determined pursuant to sub-clause Part 5(t)(iv)(a) of this Schedule) (such excess value hereinafter referred to as the "EXCESS COLLATERAL"), Party A may give notice thereof to Party B requiring the return of the Excess Collateral. Party B must repay such Excess Collateral to Party A within three Local Business Days of receipt of such notice.

            (c)   Upon the occurrence of any of the following:

                  (1) the subsequent upgrade of Party A's long term credit rating by S&P to at least A+ and its short term credit rating by S&P to at least A-1 , the upgrade of its long term credit rating by Moody's to at least A2 and short term credit rating to at least P-1 by Moody's and an upgrade of its long term credit rating by Fitch Ratings to at least A and short-term credit rating to at least F1; or

                  (2) the termination, cessation or conclusion of the relevant Transaction to which it relates,

                  Party A may give notice thereof to Party B requiring the return of any Cash Collateral lodged by Party A pursuant to
                  Part 5(t)(ii)(a) of this Schedule (including any interest earned on the Cash Collateral) and not previously returned to Party A pursuant to Part 5(t)(ii)(b) of this Schedule. Party B must, with the approval of the Rating Agencies (such approval not to be unreasonably withheld), repay all such Cash Collateral to Party A within three Local Business Days of receipt of such notice from Party A.

      (iii) At the cost of Party A, enter into an agreement novating this Agreement and each relevant Transaction to a replacement counterparty proposed by any of Party A, Party B or the Manager (if any) and which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating, assigned by it, to the Notes or enter into such other arrangements which each Designated Rating Agency has confirmed will result in there not being a withdrawal or downgrade of any credit rating assigned by it to the Notes. Party B shall return to Party A all Cash Collateral lodged by Party A pursuant to sub-clause Part 5(t)(ii)(a) of this Schedule and not previously returned to Party A pursuant to Part 5(t)(ii)(b) of this Schedule within one Local Business Day of such novation or other arrangement.

      (iv)  For the purpose of this Part 5(t) of this Schedule:

            (a) CASH COLLATERAL AMOUNT means an amount equal to the greater of the following:

                  (1)   zero;

                  (2) CR in the case of single currency interest rate Transactions and CCR in the case of cross currency interest rate Transactions; and

                  (3) an amount acceptable to Moody's and Fitch Ratings and sufficient to maintain the credit rating assigned to the Notes by Moody's and Fitch Ratings immediately prior to the review of Party A's credit rating; and

            (b) APPROVED BANK means, in the case of single currency interest rate transactions a Bank which has a short-term rating of at least A-1 (S&P), P-1 (Moody's) and F1 (Fitch Ratings) and in the case of cross currency interest rate Transactions, a Bank which is located outside Australia which has a short-term rating of at least A-1 (S&P), P-1 (Moody's) and F1 (Fitch Ratings). The Approved Bank must be an entity that each Designated Rating Agency confirms will not affect the rating of the Notes.

            (c)   For the purpose of Part 5(t)(iv)(a) of this Schedule,

                  CCR means CR x 1.030;

                  CR means MTM + VB;

                  MTM means the mark-to-market value of the swap. Party A will have to mark the swap to market and post collateral on a weekly basis, with a grace period of 3 Local Business Days. The mark-to-market value should reflect the higher of 2 bids from counterparties that will be eligible and willing to provide the swap in the absence of Party A; and

                  VB means the volatility buffer, being the relevant percentage of the Notional Amount of the relevant Transaction calculated from the following table:

                                    VOLATILITY BUFFER (%)

       COUNTERPARTY            TRANSACTIONS WITH         TRANSACTIONS WITH       TRANSACTIONS WITH
                             MATURITIES OF UP TO 5      MATURITIES OF MORE      MATURITIES OF MORE
          RATING                     YEARS            THAN 5 YEARS AND UP TO       THAN 10 YEARS
                                                             10 YEARS
            A+                        1.05                     1.75                     3.0
            A                         1.35                     2.45                     4.5
           A-1                        1.5                      3.15                     6.0

(u)   TRUSTEE PROVISIONS

      Insert the following new Section 15 after Section 14:

      "15.  TRUSTEE PROVISIONS

            (a) TRUSTEE UNDERTAKINGS. Party B undertakes that it will, subject to its duties and obligations under the Master Trust Deed:

                  (i) exercise its rights of indemnity out of the assets of the Securitisation Fund;

                  (ii) observe its obligations under the Master Trust Deed and otherwise as trustee of the Securitisation Fund; and

                  (iii) not knowingly do anything which could impair its right of indemnity out of the assets of the Securitisation
                        Fund.

            (b)   TRUSTEE REPRESENTATIONS. In addition to the representations in
                  Section 3, Party B represents to Party A (which representations will be deemed to be repeated at all times until termination of this Agreement) that:

                  (i) its execution and delivery of this Agreement and of any document required or contemplated by this Agreement, and the performance by it of its obligations under this Agreement are authorised under the Master Trust Deed;

                  (ii) it is the present and only trustee of the Securitisation Fund;

                  (iii) subject to the Master Trust Deed and the law there is no restriction on its right of recourse or indemnity to or out of the assets for the time being of the Securitisation Fund and to the best of its knowledge and belief nothing has happened which could impair its right of indemnity out of the assets of the Securitisation Fund;

                  (iv) its entry into this Agreement and each Transaction in relation to the Securitisation Fund is for the benefit of and in the interests of the beneficiaries of the Securitisation Fund; and

                  (v) it is not in material breach of any provision of the Master Trust Deed nor has it committed any material breach of duty or trust in respect of the Securitisation Fund which has not been waived by Party A.

            (c)   Capacity of Party B.

                  (i) Party B enters into this Agreement only in its capacity as trustee of the Securitisation Fund under the Master Trust Deed and in no other capacity. A liability incurred by Party B arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the assets of the Securitisation Fund which are available to satisfy the right of Party B to be exonerated or indemnified for the liability. This limitation of Party B's liability applies despite any other provision of this Agreement other than Section 15(c)(iii) and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                  (ii) The parties other than Party B may not sue Party B in any capacity other than as trustee of the Securitisation Fund or seek the appointment of a receiver (except in relation to the assets of the Securitisation Fund), or a liquidator, an administrator or any similar person to Party B or prove in any liquidation, administration or arrangement of or affecting Party B (except in relation to the assets of the Securitisation Fund).

                  (iii) The provisions of this Section 15 shall not apply to any obligation or liability of Party B to the extent that it is not satisfied because under the Master Trust Deed or any other Transaction Document or by operation of law there is a reduction in the extent of Party B's indemnification or exoneration out of the assets of the Securitisation Fund, as a result of Party B's fraud, negligence or Wilful Default.

                  (iv) It is acknowledged that the Manager is responsible under the Master Trust Deed for performing a variety of obligations relating to the Securitisation Fund, including under this Agreement. No act or omission of Party B (including any related failure to satisfy its obligations or breach of a representation or warranty under this Agreement) will be considered fraud, negligence or Wilful Default of Party B for the purpose of Section 15(c)(iii) to the extent to which the act or omission was caused or contributed to by any failure by the Manager or any other person to fulfil its obligations relating to the Securitisation Fund or by any other act or omission of the Manager or any other person.

                  (v) No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence or Wilful Default of Party B for the purpose of Section 15(c)(iii).

                  (vi) Party B is not obliged to do or refrain from doing anything under this Agreement (including incur any liability) unless Party B's liability is limited in the same manner as set out in this Section 15(c).

                  (vii) Subject to the provisions related to deemed receipt of notices and other communications under this Agreement, Party B will only be considered to have knowledge or awareness of, or notice of, any thing, or grounds to believe any thing, by virtue of the officers of Party B having day to day responsibility for the administration or management of Party B's obligations in relation to the Securitisation Fund having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of an Event of Default or other default (howsoever described) means notice, knowledge or awareness of the occurrence of the events or circumstances constituting that Event of Default or other default (as the case may be).

                  (viii) In this Agreement, except where expressly provided to the contrary:

                        (1) a reference to Party B is a reference to Party B in its capacity as trustee of the Securitisation Fund only, and in no other capacity; and

                        (2) a reference to the undertaking, assets, business, money or any other thing of or in relation to Party B is a reference to such undertaking, assets, business, money or other thing of or in relation to Party B only in its capacity as trustee of the Securitisation Fund, and in no other capacity.

(ix)  The provision of this Section 15:

      (1) are paramount and apply regardless of any other provision of this Agreement or any other instrument, even a provision which seeks to apply regardless of any other provision;

      (2) survive and endure beyond any termination of this Agreement for any reason; and

      (3)   are not severable from this Agreement.

(v)   ROLE OF THE MANAGER

      The Manager:

      (i) may on behalf of Party B arrange, enter into and monitor Transactions and novations of Transactions, execute Confirmations, and exercise all other rights and powers of Party B hereunder;

      (ii) shall, without limiting the generality of the foregoing, issue and receive Confirmations, Certificates and other communications to or by Party A hereunder;

      (iii) must provide copies of all Confirmations and notices given by Party A to Party B promptly upon receipt of such notices from Party A; and

      (iv) must provide at least 2 Local Business Days prior notice to Party B of the details of any proposed Transaction or novation of Transactions.

      A failure by the Manager to give notice to Party B under the above provisions will not of itself affect the validity of any Transaction or novation of Transaction. For the avoidance of doubt, a Transaction or novation of Transaction entered into by the Manager on behalf of Party B as contemplated under this Agreement is binding on each of Party A, Party B and the Manager."

(w) APPOINTMENT OF MANAGER. Party A acknowledges that under the Master Trust Deed the Manager is appointed manager of the Securitisation Fund with the powers set out in and upon and subject to the terms of, the Master Trust Deed.

(x)   REGULATION AB FINANCIAL DISCLOSURE

      (i) Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, the Manager is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate significance percentage of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

      (ii) If the Manager determines, reasonably and in good faith, that the significance percentage of this Agreement is or has become:

            (a)   10% or more; or

            (b)   20% or more,
            then on any Local Business Day after the date of such determination, Party B (at the direction of the Manager) or the Manager may request Party A to provide the relevant Swap Financial Disclosure.

      (iii) Party A, at its own expense, shall within four Local Business Days after receipt of a Swap Financial Disclosure Request provide the Manager with the relevant Swap Financial Disclosure.

      (iv) If Party A is not able to provide the relevant Swap Financial Disclosure in accordance with Part 5(x)(iii) of this Schedule, then Party A at its own expense shall:

            (a) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to and will provide the Swap Financial Disclosure for such entity within the time period specified in
                  Part 5(x)(iii) of this Schedule (subject to Rating Agency Confirmation having been obtained and to approval by the Manager (which approval will not be unreasonably withheld or delayed)); or

            (b) obtain a guarantee of Party A's obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure within the time period specified in Party 5(x)(iii) of this Schedule (subject to Rating Agency Confirmation and to approval by the Manager (which approval will not be unreasonably withheld or delayed)).

      (v) The parties agree that, if permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this Agreement.


PARTY A

Signed by Australia and New Zealand
Banking Group Limited by its attorney who declares that he/she has not received notice of revocation of the power


In the presence of



  Witness:  /s/ Sara Summers          Attorney:      /s/ Stephen Toohey
           ----------------------                  -------------------------

  Name:     Sara Summers              Name:          Stephen Toohey

                                                     Head of Legal
                                                     Markets and Corporate
  Title     Legal Assistant           Title:         & Structured Finance

  Date:     18 September 2006         Date:          18 September 2006


PARTY B

Signed by Perpetual Limited
by its attorney who declares that he/she has not received notice of revocation of the power


In the presence of



  Witness:  /s/ Nora McDonnell         Attorney:      /s/ Jennifer Wu
           -------------------------                ----------------------

  Name:     Nora McDonnell             Name:          Jennifer Wu

  Title     Assistant Manager          Title:         Attorney

  Date:     22 September 2006          Date:          22 September 2006


THE MANAGER

Signed by ME Portfolio Management
Limited
by its attorney who declares that he/she has not received notice of revocation of the power.


In the presence of


  Witness:  /s/ Michael Donohue        Attorney:      /s/ N. Vamvakas
           ------------------------                 --------------------------

  Name:     Michael Donohue            Name:          N. Vamvakas

  Title     Treasury Manager           Title:         GM Financial Markets

  Date:     20 September 2006
                                                      /s/ Paul Garvey
                                                    --------------------------

                                       Name:          Paul Garvey

                                       Title:         Manager Capital Markets

                                       Date:          20 September 2006

Date: 11/10/2006                                    Our Ref: IRS297773


Perpetual Limited as trustee for SMHL Global Fund No. 9
c/o ME Portfolio Management Limited
Level 23
360 Collins Street
Melbourne VIC 3000
AUSTRALIA


Attention: Back Office, ME Portfolio                        Fax: +61 3 9605 6228
Management Limited

AMENDED CONFIRMATION - AVOID DUPLICATION

Dear Sir/Madam,


RE:   SWAP TRANSACTION

The purpose of this letter is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

Terms otherwise not defined in this Confirmation will have the meaning given to them in the Supplementary Bond Terms Notice SMHL Global Fund No. 9 - Class A Notes and B Notes dated 3 October 2006.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of 22 September 2006, as amended and supplemented from time to time ("the Agreement") between Perpetual Limited in its capacity as trustee for SMHL Global Fund No. 9, you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:-


      Notional Amount:                 For  each  Monthly   Payment  Date,   the
                                       Outstanding   Principal  Balance  of  the
                                       fixed rate loans in the SMHL  Global Fund
                                       No.  9  as   calculated  on  the  Monthly
                                       Cut-Off    immediately    preceding   the
                                       relevant Monthly Payment Date and in respect of the first Monthly Payment Date the Outstanding Principal Balance of the fixed rate loans in the SMHL Global Fund
                                       No. 9 as at the Bond Issue Date.

      Trade Date:                      10 October 2006

      Effective Date:                  11 October 2006

      Termination Date:                The  earlier of the 09th  August 2017 and
                                       the date of redemption of all the Class A
                                       Notes and Class B Notes in accordance with clause 3.4 of the Supplementary Bond
                                       Terms Notice.


      Fixed Amounts
      -------------

      Fixed Rate Payer:                Perpetual  Limited  as  trustee  for SMHL
                                       Global Fund No. 9

      Fixed Rate Payer
      Payment Dates:                   Commencing  on the 9th November  2006 and
                                       monthly thereafter on the 9th day of each calendar month up to and including the Termination Date, subject to adjustment in accordance with the Modified Following
                                       Business Day Convention.

      Fixed Rate:                      In relation to each  Monthly  Calculation
                                       Period, the weighted average fixed rate of the fixed rate loans in the SMHL
                                       Global Fund No. 9

      Fixed Rate Day
      Count Fraction:                  Actual / 365 (Fixed)


      Floating Amount
      ----------------

      Floating Rate Payer:             Australia  and New Zealand  Banking Group
                                       Limited

      Floating Rate Payer
      Payment Dates:                   Commencing  on the 9th November  2006 and
                                       monthly thereafter on the 9th day of each calendar month up to and including the Termination Date, subject to adjustment in accordance with the Modified Following
                                       Business Day Convention.

      Floating Rate Option:            AUD - BBR - BBSW

      Designated Maturity:             1 month

      Spread:                          1.10 per cent per annum

      Linear Interpolation for
      initial Calculation Period:      Applicable

      Floating Rate
      Day Count Fraction:              Actual / 365 (Fixed)

      Reset Dates:                     For each Monthly  Calculation Period, the
                                       first  day of  that  Monthly  Calculation
                                       Period.

      Business Days:                   Sydney and Melbourne
      --------------

      Calculation Agent:               Australia  and New Zealand  Banking Group
      ------------------
                                       Limited


      Netting of Payments:             Applicable
      --------------------

      Compounding:                     Inapplicable
      ------------


3.    Account Details
      ---------------

      Payments to Fixed          :     In AUD
      Rate Payer                 :     Perpetual  Limited  as  trustee  for SMHL
                                       Global Fund No. 9

      ACCOUNT                    :     To be advised
                                 :     To be advised
      IN FAVOUR OF               :     Perpetual  Limited  as  trustee  for SMHL
                                       Global Fund No. 9, MELBOURNE

      Payments to Floating       :     In AUD
      Rate Payer                 :     Australia  and New Zealand  Banking Group
                                       Limited

      ACCOUNT                    :     RTGS/AUSTRACLEAR ANZB 34
                                       BSB: 013033

      IN FAVOUR OF               :     Australia  and New Zealand  Banking Group
                                       Limited, MELBOURNE
      NARRATIVE                  :     Attention Derivative Operations


4.    Offices
      -------

      (a)   The Office of the Fixed Rate Payer for the Transaction is Sydney.

      (b) The Office of the manager of the Fixed Rate Payer for the Transaction is Melbourne.

      (c)   The Office of the Floating Rate Payer for Swap Transaction is
            Melbourne.


5.    Additional Definitions
      ----------------------

      Bank Charges and
      Other Costs:                     Please note that all proceeds  payable by
                                       either party during the term of this transaction shall be free and clear of all Bank Charges and other costs in the hand of the recipient.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,
For and on behalf of
Australia and New Zealand Banking Group Limited by:


/s/ Danny Avramides

Danny Avramides
Team Manager
Market Operations

Confirmed as of the date first written:

For and on behalf of:

ME Portfolio Management Limited as manager of and on behalf of Perpetual Limited as trustee for SMHL Global Fund No. 9


/s/ Paul Fitzsimons                    /s/ Andrew Gibson
-------------------------              ---------------------------
Authorised Signatory                   Authorised Signatory



Paul Fitzsimons                        Andrew Gibson
Authorised Signatory                   Authorised Signatory
-------------------------              ---------------------------
Name and Title                         Name and Title


12 October 2006                        12 October 2006
-------------------------              ---------------------------
Date                                   Date


"ANZ holds Austalian Financial Services licence no. 234527 in Australia and is authorised and regulated by the Finanacial Services Authority in the United Kingdom"